Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 27, 2010, with respect to the consolidated financial statements of Motorsports Authentics, LLC for the year ended November 30, 2009, included in the Annual Report of Speedway Motorsports, Incorporated on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in this Registration Statement of Speedway Motorsports, Inc. on Form S-8.

/s/ Grant Thornton LLP

Charlotte, North Carolina

May 3, 2012